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                                                                     EXHIBIT 23

                          Independent Auditors' Consent


The Board of Directors and Stockholders
Celgene Corporation:


We consent to incorporation by reference in the Registration Statements (no. 33-21462, no. 33-38296, and no. 33-62510) on Form S-8 of Celgene Corporation of our report dated February 17, 1996, except as to Note 12, which is as of March 13, 1996, relating to the balance sheets of Celgene Corporation as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Celgene Corporation.

Our report also refers to the adoption of the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115. "Accounting for Certain Investments in Debt and Equity Securities," effective January 1, 1994.



                                                       KPMG Peat Marwick LLP


Short Hills, New Jersey
March 28, 1996

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